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                                     [LOGO]

                                    BERMUDA

                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES

                             (Section 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

- --------------------------------------------------------------------------------

                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME         ADDRESS          BERMUDIAN      NATIONALITY         NUMBER OF
                               STATUS                              SHARES
                              (Yes/No)                           SUBSCRIBED
Tonesan Amissah-Furbert
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda         No            Ghanaian                1

Ruby L. Rawlins
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda        Yes            British                 1

Bernett Cox
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda        Yes            British                 1

Judith Morgan-Swan
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda        Yes            British                 1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

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(i)       to engage in and carry on businesses as brewers, distillers, producers and  manufacturers  of and merchants and dealers in beer,  ale, porter
          stout,   wines,   spirits,   aerated  waters,  and  liquors  of  every
          description whether intoxicating or not, including bottling, boxing and storing the same in kegs, casks and other receptacles and all other materials and things incidental to or capable of being used in connection with the manufacture or business thereof including but not limited to malt, hops, grain meal and yeast;

(ii) To carry on any one or more of the business of licensed victuallers, owners, or operators of the restaurant, hotels, pubs, taverns, night clubs, caterers and purveyors of refreshments and stores of every description; and

(iii) As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.


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Signed by each subscriber in the presence of at least one witness  attesting the signature thereof --


- -----------------------------------          -----------------------------------

- -----------------------------------          -----------------------------------

- -----------------------------------          -----------------------------------

- -----------------------------------          -----------------------------------

           (Subscribers)                                 (Witnesses)


SUBSCRIBED this 23rd day of May, 1996


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                                  The Schedule

           (referred to in Clause 7 of the Memorandum of Association)


(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any matter and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without predjuice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary or a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations.



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FORM NO. 7a                                            Registration No. EC 22013

                                     [LOGO]
                                     BERMUDA


                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL


       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

was delivered to the Registrar of Companies on the 1st day of July, 1996 in accordance with section 45(3) of the Companies Act 1981 (the "Act").


                                                 Given under my hand this 9th
                                                 day of July, 1996.


                                                      [signature]

                                               for Registrar of Companies


Capital prior to increase:   US$ 12,000.00

Amount of increase:          US$ 93,000.00

Present Capital:             US$105,000.00



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FOR NO. 7


                                     [LOGO]
                                    BERMUDA

                             THE COMPANIES ACT 1981
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                       OF

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED
- --------------------------------------------------------------------------------
                   (hereinafter referred to as "the Company")


    DEPOSITED in the office of the Registrar of Companies on the 1st day of July, 1996, in accordance with the provisions of section 45(3) of the Companies Act 1981.


Minimum Share Capital of the Company                           US$ 12,000.00

Authorized Share Capital of the Company                        US$ 12,000.00

Increase of Share Capital as authorized
by a resolution passed at a general
meeting of the Company on the 5th
day of June 1996                                               US$ 93,000.00
                                                               -------------
AUTHORIZED SHARE CAPITAL AS INCREASE                           US$105,000.00
                                                               -------------


DULY STAMPED in the amount of BD$ NIL being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.



                                                    [SIGNATURE HERE]
                                          --------------------------------------
                                                    Acting Secretary

DATED THIS 1st day of July, 1996.


NOTE:This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.



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